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                                                                 Exhibit 10.2(c)

                       ASSIGNMENT AND ASSUMPTION OF LEASE

         THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this "Assignment") is made effective as of April 16 , 1998, by and between APERTUS TECHNOLOGIES INCORPORATED, a Minnesota corporation ("Assignor") and Best Buy Co., Inc., a Minnesota corporation ("Assignee").


                                    RECITALS

         A. Pursuant to an Office/Warehouse Lease dated May 10, 1990, as amended by Amendment No. 1, dated July 23, 1990, and by a Second Amendment to Lease, dated February 18, 1996 (said Office/Warehouse Lease, Amendment No. 1 and Second Amendment to Lease being herein collectively referred to as the "Lease") Real Estate Income Partners III, Limited Partnership ("Landlord") has leased to Assignor, as Tenant, demised premises consisting of approximately 76,297 square feet (the "Demised Premises") being all of the building known as Creekedge Business Center and located at 7275-7279 Flying Cloud Drive, Eden Prairie, Minnesota 55344. A true and correct copy of the Lease including all of the Riders and Exhibits thereto is attached to this Assignment as Exhibit A and incorporated herein by reference.

         B. The term of the Lease expires on July 31, 2002.

         C. A portion of the Demised Premises (the "Subleased Premises") has been subleased by Assignor to Famous Dave's of America, Inc., a Minnesota corporation, (the "Sublessee"), pursuant to a Sublease Agreement dated July 30, 1997 (the "Sublease Agreement") for a term beginning September 1, 1997 and ending August 31, 2000. A true and correct copy of the Sublease Agreement is attached to this Assignment as Exhibit B and incorporated herein by reference.

         D. Assignor has agreed to assign to Assignee all of Assignor's right, title and interest in and to the Lease and the Sublease, upon the terms and conditions stated herein and subject to Assignor's right to continue in occupancy and possession of the "Leaseback Premises" as defined in and subject to the terms and conditions of Paragraph 3 of this Assignment.

         NOW, THEREFORE, in consideration of the foregoing Recitals, and of One Dollar and other good and valuable consideration, Assignor and Assignee agree as follows:

         1. INCORPORATION OF RECITALS. Recital Paragraphs A through D, above, are incorporated in and made a part of this Assignment in their entirety.

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2.       ASSIGNMENT OF LEASE AND SUBLEASE.

a. Assignor hereby assigns, transfers, sets over and delivers to Assignee, effective May 1, 1997 (the "Effective Date") all of Assignor's right, title and interest in, to and under the Lease and the Sublease. Assignee acknowledges it has received complete copies of the Lease and the Sublease and is familiar with all of the terms, covenants, conditions and provisions thereof. The assignment of Assignor's right, title and interest in the Lease and the Sublease is subject to: i) the Sublease and the right, title and interest of the Sublessee thereunder;
         ii) the rights of Assignor with respect to the Leaseback Premises as stated in Paragraph 3 of this Assignment; and iii) the consent of the Landlord as provided in Paragraph 6 of this Assignment.

b. Commencing on the Effective date, Assignee shall assume and does hereby agree to assume, comply with and perform all of the Assignor's liabilities, agreements, undertakings and obligations under and with respect to the Lease and the Sublease including, but not limited to, payment of all Base Rent, Real Estate Taxes and Operating Expenses (as said phrases are defined in the Lease) and other sums due to the Landlord, as if Assignee had executed the Lease, as Tenant and the Sublease, as Sublessor.

c. Assignee agrees it shall protect, indemnify and hold Assignor harmless from and against any and all claims, liabilities, obligations, legal actions, damages, costs and expenses, including reasonable attorneys' fees, arising out of or relating to the Lease, the Sublease or the Demised Premises which result or arise from any occurrence or event occurring from and after the Effective Date with the exception of any liabilities of Assignor arising solely under the Leaseback Agreement specifie in Paragraph 3 of this Assignment.

d. Assignor agrees it shall protect, indemnify and hold Assignee harmless from and against any and all claims, liabilities, obligations, legal actions, damages, costs and expenses, including reasonable attorneys' fees, arising out of or relating to the Lease, the Sublease or the Demised Premises which result from any occurrence or event occurring prior to the Effective Date, including, but not limited to, any violations of law, governmental ordinances or codes by Assignor on or before the Effective Date.

e. Subject to obtaining the consent of the Landlord, Assignor warrants that it has the right to assign its interest in the Lease and the Sublease free from all liens or encumbrances arising through or under Assignor other than the Sublease.

f. On or before the Effective Date, Assignor will obtain an Estoppel Certificate from the Sublessee in the form of Exhibit E attached hereto and deliver such Estoppel Certificate to Assignee.

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g.       On the Effective Date, Assignor shall assign, transfer and deliver to
         Assignee all of the $17,168.00 security deposit held by Assignor pursuant to Paragraph 9 of the Sublease together with any accrued interest thereon through the Effective Date which Assignor may be obligated to pay with respect to said security deposit under the provisions of the Sublease. Upon payment of said security deposit to Assignee, Assignee shall be solely responsible for the security deposit and shall indemnify and hold Assignor harmless from any and all claims, liabilities, damages, costs and expenses related thereto.

         3. LEASEBACK AGREEMENT. From and after the Effective Date, Assignor shall be entitled to continue in possession and occupancy of a portion of the Demised Premises consisting of approximately 18,274 square feet as depicted in Exhibit C attached hereto and incorporated herein by reference (the "Leaseback Premises") as a Sublessee of Assignee, upon and subject to the following terms and conditions (the "Leaseback Agreement"):

a. Assignor shall be entitled to occupy the Leaseback Premises as a Sublessee of Assignee's from the Effective Date until September 30, 1998, subject to Assignor's right to terminate the Leaseback Agreement before September 30, 1998, as hereinafter provided.

b. Assignor shall pay Assignee base rent for the Leaseback Premises in the amount of $11,421.25, per month, commencing on May 1, 1998 and continuing on the first day of each and every successive month thereafter until the termination of the Leaseback Agreement.

c. Assignor shall also pay Assignee 23.95 percent of each monthly installment of "Operating Expenses" and "Real Estate Taxes" (as said phrases are defined in the Lease) due to the Landlord with respect to the Demised Premises commencing on the Effective Date and terminating on the date of termination of the Leaseback Agreement.

d. From and after the Effective Date, Assignor shall pay all utility charges specifically attributable to its use and occupancy of the Leaseback Premises. In the event the utilities provided to the Leaseback Premises are not separately metered or sub metered for any particular utility, from and after the Effective Date Assignor shall pay 23.95 percent of the utility charges for the entire Demised Premises for the particular utility that is not separately metered or submetered.

e. Assignor agrees that the Leaseback Agreement and its use and possession of the Leaseback Premises shall be subject and subordinate to the terms of the Lease. Assignee agrees that it shall deliver to Assignor copies of all notices, demands or other documents received by Assignee from the Landlord relating to any default under the Lease.

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f.       Assignor and Assignee agree Assignor shall be entitled to terminate the
         Leaseback Agreement and Assignor's obligations under this Paragraph 3, effective on the last day of any calendar month prior to September 30, 1998, by serving a notice of termination on Assignee no later the 15th day of the calendar month in which the Leaseback Agreement and Assignor's obligations under this Paragraph 3 are to terminate. Upon service of such notice of termination, the Leaseback Agreement and all of Assignor's obligations under this Paragraph 3 shall terminate on the last day of such calendar month.

g. Assignor and Assignor's employees and invitees shall be entitled to use forty-five (45) parking spaces in the parking lot adjacent to the Leaseback Premises. Assignor and Assignor's employees and invitees shall also be entitled to use ten (10) visitor and handicap spaces in that portion of the parking lot adjacent to the main entrance of the Leaseback Premises to be shared between Assignor and Assignee. Assignor shall also have unrestricted access to the loading docks serving the Leaseback Premises.

h. The base rent, Real Estate Taxes and Operating Expenses payable to Assignee under this Paragraph 3 shall be payable to Assignee at: 7075 Flying Cloud Drive, Eden Prairie, Minnesota 55344, Attention: Lease Administration, and shall be received on or before the due date therefore.

         4. DELIVERY OF DEMISED PREMISES.

a. On the Effective Date, Apertus shall deliver the Demised Premises, other than the Subleased Premises and the Leaseback Premises, to Assignee, and Assignor shall remove all of Assignor's personal property therefrom. Assignor shall also surrender the Leaseback Premises to Assignee at the end of the term of the Leaseback Agreement, as provided in Paragraph 3 of this Assignment, and Assignor shall remove of Assignor's personal property from the Leaseback Premises. Assignor and Assignee further agree that the fixtures identified in Exhibit D to this Assignment shall remain the property of Assignor and may be removed from the Demised Premises by Assignor even though said fixtures are attached to the building in which the Demised Premises are located.

b. Assignor represents to Assignee that, as of the date of this Assignment, Assignor has no knowledge of any violations of any law, governmental ordinance or code, including the Americans With Disabilities Act, applicable to the Demised Premises as currently used by Assignor and/or Sublessee. Assignee acknowledges that, in the event Assignee remodels or reconstructs the second level of the Demised Premises, the installation of an elevator may be required at Assignee's expense. With the exception of the foregoing representation, Assignee agrees it is leasing and accepts the Demised Premises "as is", "where is" and with all faults. Without limiting the generality of the foregoing, Assignor shall have no obligation to make, supply or perform any alteration, services, material, fixtures, equipment or decorations to the

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         Demised Premises nor shall Assignor have any obligations regarding compliance of the Demised Premises and Assignee's use thereof with the Americans With Disabilities Act. In entering into this Assignment, Assignee has relied solely on its own investigation, examinations and inspections of the Demised Premises, and Assignee acknowledges Assignor has afforded Assignee the opportunity for a full and complete investigation, examination and inspection of the Demised Premises.

c. Assignor agrees Assignee shall be entitled to take possession of the Demised Premises, other than the Subleased Premises and the Leaseback Premises, prior to the Effective Date at such time as written consent of the Landlord to this Assignment has been obtained in accordance with the provisions of Paragraph 6 hereof, subject to the following conditions:

         i) Assignee shall not be obligated to pay Base Rent, Operating Expenses or Real Estate Taxes prior to the Effective Date, but Assignee shall pay for all utility services provided to that portion of the Demised Premises occupied by Assignee; and

         ii) Prior to occupying the Demised Premises, Assignee shall provide Assignor with Certificates of Insurance complying with the requirements of the Lease and this Assignment.

d. Assignee acknowledges it is required by the terms of the Lease to obtain the Landlord's approval prior to performing any modifications or improvements to the Demised Premises. In the event Assignee undertakes any tenant improvement or construction work prior to the end of the term of the Leaseback Agreement, Assignee agrees to perform such work in a manner that will not unreasonably interfere with the conduct of Assignor's business within the Leaseback Premises.

         5. RECONCILIATION OF REAL ESTATE TAXES AND OPERATING EXPENSES. Assignor and Assignee agree Assignor shall only be responsible for the actual "Real Estate Taxes" (as defined in the Lease) and "Operating Expenses" (as defined in the Lease) payable with respect to the Demised Premises, excluding the Subleased Premises, prior to the Effective Date, and payable with respect to the Leaseback Premises during the term of the Leaseback Agreement as provided in Paragraph 3 of this Assignment. Assigne shall look only to Sublessee for the payment of any Real Estate Taxes or Operating Expenses payable with respect to the Subleased Premises, and Assignor shall have no liability to Assignee for the Real Estate Taxes and Operating Expenses payable with respect to the Subleased Premises. At the time of reconciliation of the actual Real Estate Taxes and Operating Expenses for the calendar year 1998, as required by the last paragraph of
Article 3 of the Lease, Assignor or Assignee, as the case may be, shall reimburse the other party for any overpayment or underpayment by Assignor of Real Estate Taxes or Operating Expenses payable with respect to the Demised Premises or the Leaseback Premises during the calendar year 1998. Assignee agrees to provide Assignor with copies of all documents received by Assignor or available

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to Assignor relating to the reconciliation of the actual Real Estate Taxes and
Operating Expenses for the calendar year 1998.

         6. CONSENT OF LANDLORD.

         a. It shall be a condition of the continued validity of this Assignment that the Landlord shall give its written consent to this Assignment in accordance with the provisions of the Lease. Assignee shall not be entitled to take possession of the Demised Premises or assume Assignor's interest under the Sublease unless and until the Landlord has consented to this Assignment.

         b. Assignor shall not be obligated to take any action or to incur any cost or liability in order to obtain the consent of the Landlord to this Assignment, other than to request such consent from the Landlord and proceed with reasonable diligence to secure such consent in accordance with the terms of the Lease.

         c. Assignee agrees that it shall fully cooperate with Assignor in obtaining the consent of the Landlord to this Assignment, and agrees that it shall execute and deliver any document or agreement and provide all information that the Landlord shall reasonably require, promptly following Assignor' or the Landlord's request. Assignor and Assignee acknowledge that they intend to request that the Landlord release Apertus from all liability under the Lease from and after the Effective Date, and Assignee agrees to request such release and cooperate with Assignor in obtaining the Landlord's agreement to release Assignor from liability from and after the Effective Date. However, any consent by Landlord to this Assignment shall not be deemed to release Apertus from liability under the Lease unless such consent, by its terms, expressly releases Apertus from such liability.

         d. If for any reason whatsoever, the Landlord shall fail or refuse to give its consent to this Assignment on or before the Effective Date then, at any time after the Effective Date and prior to such time as the Landlord's consent shall be given and the parties shall be notified that the consent has been given, either of the parties may cancel this Assignment by giving written notice to the other whereupon this Assignment shall be null and void and shall have no further force or effect.

         7. INSURANCE. From and after the Effective Date, Assignee shall maintain insurance coverage complying with the requirements of the Lease, provided, however, that until the termination of the Leaseback Agreement and Assignor's obligations under Paragraph 3 of this Assignment, Assignor shall maintain insurance covering Assignor's continued use and occupancy of the Leaseback Premises complying with the requirements of the Lease. On or before the Effective Date, Assignor and Assignee shall each furnish the other party with a Certificate of Insurance evidencing that Assignor and Assignee are maintaining the insurance coverages required by this Assignment and the Lease.

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         8. CHANGES. This Assignment cannot be changed or amended in any manner other than by a written agreement executed by Assignor and Assignee.

         9. SUCCESSORS AND ASSIGNS. Except as may be otherwise specifically provided in this Assignment, the provisions hereof shall extend to, bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         10. BROKERAGE. Assignor and Assignee represent to one another that they have not dealt with any broker or agent in connection with this Assignment, nor do they have any knowledge of any broker who has been involved or who has claimed to be involved or instrumental in bringing about this Assignment, other than Welsh Companies and William Ritter ("Assignor's Brokers") and Jerry Portnoy ("Assignee's Broker"). Assignee shall indemnify, defend and hold Assignor harmless from and against all losses, damages, costs and liabilities (including, without limitation, reasonable attorneys' fees) arising in connection with claims made by any broker, agent or other person, other than Assignor's Brokers and Assignee's Broker, for a brokerage commission, finder's fees or similar compensation, by reason of or in connection with this Assignment, if such other broker or other person claims to have dealt with Assignee. The broker's commission payable to Assignor's Brokers shall be payable by Assignor in accordance with a separate agreement between Assignor and Assignor's Brokers and the broker's commission payable to Assignor's Brokers shall be divided between Assignor's Brokers and Assignee's Broker in accordance with their separate agreement.

         11. NOTICES. All notices, requests, approvals, waivers, consents, deliveries or other communications that either party is required or desires to send to the other in connection with this Assignment shall be in writing, executed by the party sending the notice, and sent by registered or certified mail, return receipt requested, with postage prepaid, or by a nationally-recognized overnight courier service which provides a written return receipt, addressed as follows: (a) if to Assignee, to its address at 7075 Flying Cloud Drive, Eden Prairie, Minnesota 55344, Attention: James Istis; and (b) if to Assignor, to its address at:7275 Flying Cloud Drive, Eden Prairie, Minnesota 55344, Attention: Steve Thimjon. Except in any instance where it may be otherwise specifically provided in this Assignment, notice shall be deemed given on the date which is two (2) business days after such notice is deposited with the United States Postal Service

         12. INTERPRETATION, MISCELLANEOUS PROVISIONS.

         a. This Assignment shall be governed by and construed in accordance with the law of the State of Minnesota.

         b. If any provision of this Assignment or the application thereof to any person or circumstances shall, for any reason or to any extent, be invalid or unenforceable, the remainder of this Assignment and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law.

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         c.       The captions, headings and titles contained in this Assignment are solely for convenience of reference and shall not affect its interpretation.

         d. This Assignment shall be construed without regard to any presumption or other rule requiring construction against the party causing this Assignment to be drafted.

         e. All of the terms, conditions, covenants, liabilities and obligations of Assignor and Assignee under this Assignment shall survive and be enforceable after the Effective Date.

         13. COMPLETE AGREEMENT. There are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of this Assignment which are not fully expressed in this Assignment.

         14. ATTORNEYS' FEES. The parties hereby agree that the prevailing party in any action or legal proceeding commenced by either party arising out of or concerning this Assignment shall be entitled to recover from the other party, in addition to all other relief at law or in equity, reasonable attorneys' fees and disbursements as fixed by a Court.

         IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment effective as of the date stated in the first paragraph of this Assignment.

                                       APERTUS TECHNOLOGIES INCORPORATED


Date:   April 16, 1998                 By  /s/ Steven Thimjon
                                       -------------------------------
                                       Its  Vice President and CFO



                                       BEST BUY CO., INC.


Date:   April 15, 1998                 By  /s/ Allen Lenzmeier
                                       --------------------

                                       Its  Executive Vice President

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